Exhibit 21.1
Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Formation

ACREFI Operating, LLC	Delaware

ACREFI Holdings DB Member, LLC	Delaware

ACREFI Holdings DB, LLC	Delaware

ACREFI Holdings DB-Series II	Delaware

ACREFI Holdings DB-Series III	Delaware

ACREFI Holdings DB-Series IV	Delaware

ACREFI Holdings DB-Series V	Delaware

ACREFI Currency, LLC	Delaware

ACREFI Lender, LLC	Delaware

ACREFI I TRS, Inc	Delaware

ACREFI II TRS, Ltd.	Cayman Islands

ACREFI Mezzanine, LLC	Delaware

ACREFI Holdings J-II, LLC	Delaware

ACREFI Mortgage Lending, LLC	Delaware

ACREFI Insurance Services, LLC	Michigan

PEM Kent Holdings, LLC	Delaware

ACREFI Holdings U-1, LLC	Delaware

ACREFI Holdings J-1, LLC	Delaware

ACREFI Cash Management, LLC	Delaware

ARM Operating, LLC	Delaware

ARM I, LLC	Delaware

ARM I WL, LLC	Delaware

ARM II, LLC	Delaware

ARM II SPE, LLC	Delaware

ARM I QRS, Inc.	Delaware

ARM Cash Management, LLC	Delaware

ARM TRS, LLC	Delaware

ARWL 2013-1 Trust	Delaware

ARWL 2013-1 REO Trust	Delaware

ARWL 2014-1 Trust	Delaware

Apollo Residential Mortgage Loans, LLC	Delaware

Apollo Residential Mortgage Securities, LLC	Delaware